UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 14, 2026

Prairie Operating Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41895	98-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Waugh Drive Suite 400 Houston, TX	77007
(Address of Principal Executive Offices)	(Zip Code)

(713) 424-4247
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Amended & Restated Credit Agreement

On August 14, 2026, Prairie Operating Co. (the “Company”) entered into a Third Amendment to Amended and Restated Credit Agreement (the “Amendment”), effective as of June 30, 2026, with Citibank, N.A., as administrative agent, and the other financial institutions party thereto, which amends the Amended and Restated Credit Agreement, dated as of March 26, 2025 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2025, and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2026, the “A&R Credit Agreement”), by and among the Company, Citibank, N.A., as administrative agent, and the other financial institutions party thereto.

Among other things, the Amendment (i) reduces the Current Ratio (as defined in the A&R Credit Agreement) the Company is required to maintain under the A&R Credit Agreement from 1.00 to 1.00 to (a) for the Company’s fiscal quarter ending June 30, 2026, 0.50 to 1.00, (b) for the Company’s fiscal quarter ending September 30, 2026, 0.40 to 1.00 and (c) for the Company’s fiscal quarter ending December 31, 2026, 0.60 to 1.00, and (ii) introduces a new covenant requiring the Company meet or exceed certain minimum hydrocarbon production thresholds. The new minimum hydrocarbon production covenant is measured over rolling three-month periods at the end of each calendar month and is first tested on August 31, 2026 for the three month period then ending.

Other than in respect of the A&R Credit Agreement and related documents or as previously disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”), neither the Company nor any of its affiliates have any material relationship with any of the other parties to the A&R Credit Agreement and related documents, other than that each of the lenders may have performed, and may in the future perform, various commercial banking, investment banking, underwriting, trust and other financial advisory services for the Company and/or its affiliates, for which it may have received, and may in the future receive, customary fees and expenses.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series F Convertible Preferred Stock – Letter Agreement

On August 14, 2026, the Company entered into a letter agreement (the “Letter Agreement”) with Hudson Bay PH XIX LLC (“High Trail”), pursuant to which the parties agreed, among other things, to (i) amend Section 4(w) of the Securities Purchase Agreement, dated as of March 24, 2025, between the Company and High Trail, as amended (the “Purchase Agreement”), to change the “Anniversary Warrant Issuance Date” from August 14, 2026 to August 31, 2026, and (ii) amend certain footnotes in the Form of Anniversary Warrant attached as Exhibit B to the Purchase Agreement, as amended, to replace certain references to August 14, 2026 with references to August 31, 2026.

The Letter Agreement also (i) amends a previous letter agreement between the Company and High Trail to extend the issuance date of a warrant issuable to High Trail to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share (subject to adjustment pursuant to the terms therein) (the “Second Penny Warrant”) from August 14, 2026 to August 31, 2026, so that if on August 31, 2026 (rather than August 14, 2026 as provided by the previous letter agreement), for any reason, the Anniversary Warrants (as defined in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”)) are not issued to High Trail, the Company will issue the Second Penny Warrant to High Trail and (ii)  waives the Company’s obligation under Section 8(A)(ii) of the Certificate of Designation to maintain the Current Ratio (as defined in the Certificate of Designation) until 11:59 p.m. (New York City time) on December 31, 2026 (the “Limited Waiver”). The effectiveness of the Limited Waiver is expressly conditioned upon the Company not permitting, as of the last day of any fiscal quarter commencing with the fiscal quarter ending June 30, 2026, the Current Ratio as of such date to be less than (i) 0.50 to 1.00, for the fiscal quarter ending June 30, 2026, (ii) 0.40 to 1.00, for the fiscal quarter ending September 30, 2026 and (iii) 0.60 to 1.00, for the fiscal quarter ending December 31, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Letter Agreement is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of August 14, 2026, by and among Prairie Operating Co., Citibank, N.A and the other credit parties party thereto.
104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2026

Prairie Operating Co.

By:	/s/ Daniel T. Sweeney
Name:	Daniel T. Sweeney
Title:	Executive Vice President, General Counsel and Corporate Secretary